EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Cindy Roberts
Director of Investor Relations
817-224-1461
cindy.roberts@dyn-intl.com

DynCorp International Inc. Announces Fiscal 2007
Third Quarter Results

•     EBITDA increased 30.8 percent over prior year third quarter

•     Cash earnings per share increased 37.9 percent to $0.40 per share over the comparable period in 2006

•     Ending Backlog increased 120% percent to $5.8 billion during fiscal 2007

Falls Church, VA — February 7, 2007 — DynCorp International Inc. (NYSE: DCP), a provider of specialized mission-critical technical services to civilian and military government agencies, today announced results for its fiscal 2007 third quarter.

Third Quarter Results

Revenue for the 2007 third quarter was $517.5 million, down 6.5 percent from revenue for the 2006 third quarter. Government Services’ — formerly referred to as the International Technical Services segment — revenue for the third quarter decreased 9.4 percent over the comparable period in 2006.  The lower Government Services’ revenue was attributable to (1) the conclusion of protective services previously provided in Israel, Haiti, Afghanistan and central Iraq, (2) ending services in support of the Hurricane Katrina relief effort, and (3) completion of helicopter refurbishment and upgrades in support of U.S. drug eradication efforts in Afghanistan.  Revenue from the Maintenance and Technical Support Services — formerly referred to as the Field Technical Services segment — increased 0.1 percent from the 2006 third quarter.

Operating income for the 2007 third quarter increased 37.2 percent to $32.3 million from the 2006 third quarter.  Operating margin for the 2007 third quarter was 6.2 percent, compared to operating margin of 4.2 percent in the 2006 third quarter. Operating margin increased 2.0 percent of revenue primarily due to (1) improved performance on the Company’s Civilian Police program, (2) improved performance and changes to the Company’s International Narcotics and Law Enforcement Air-Wing contract, (3) increased level of effort on the Company’s Contract Field Teams program, and (4) a contract modification for construction in Afghanistan.

Net income for the 2007 third quarter was $11.6 million, or $0.20 per share, compared to net income of $1.6 million, or $0.05 per share, for the comparable period in fiscal 2006.  The increase in 2007 third quarter net income was due to improved operating margins and lower interest expense resulting from redemption of the Company’s preferred stock during the first quarter of fiscal 2007.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the 2007 third quarter increased to $46.4 million, or 9.0 percent of revenue, from $35.3 million, or 6.4 percent of revenue, for the comparable period in fiscal 2006.  Cash earnings per share for the 2007 third quarter, which adds back special items, amortization and non-cash equity-based compensation expense, improved 37.9 percent to $0.40 per share from the comparable period in fiscal 2006.

Year-to-Date Results

Revenue for the first nine months of fiscal 2007 was $1,529.9 million, up 7.9 percent, as compared to revenue for the first nine months of fiscal 2006.  The Company’s Government Services segment generated revenue of $1,001.9 million for the first nine months of fiscal 2007, growing 11.8 percent over the comparable period in fiscal 2006.  Government Services’ revenue growth resulted primarily from drug eradication efforts in South America, aviation support for drug eradication efforts in Afghanistan, increased Police Advisors in Iraq and Afghanistan, and additional support to the U.S. Department of State in Liberia and Sudan under the Africa Peacekeeping program.  The Company’s Maintenance and Technical Support Services segment revenue increased 1.2 percent to $528.0 million as compared to the first nine months of fiscal 2006.

Operating income for the first nine months of fiscal 2007 was $70.6 million, an 11.1 percent increase over the comparable period in fiscal 2006.  Operating margin for the first nine months of fiscal 2007 was 4.6 percent, compared to 4.5 percent for the first nine months of fiscal 2006.  The increased operating income and operating margin reflect (1) strong performance from fixed price contracts such as the Civilian Police and International Narcotics and Law Enforcement Air-Wing contracts, (2) increased level of effort on the Company’s Contract Field Teams contract, and (3) the contract modification for construction in Afghanistan.

Net income for the first nine months of fiscal 2007 was $8.1 million, resulting in earnings per share of $0.15, compared to net income of $1.5 million and earnings per share of $0.05 for the first nine months of fiscal 2006.  Net income includes one-time expenses related to the Company’s initial public offering (IPO) on May 4, 2006.  After adjusting for IPO-related expense items and executive severance costs, pro forma net income for the first nine months of fiscal 2007 was $22.3 million, and pro forma earnings per share were $0.39.

Adjusted EBITDA for the first nine months of fiscal 2007 improved to $115.6 million, or 7.6 percent of revenue, compared to adjusted EBITDA of $100.5 million, or 7.1 percent of revenue, for the first nine months of fiscal 2006.  For the first nine months of fiscal 2007, cash earnings per share, which adds to pro forma earnings per share amortization and non-cash equity-based compensation expense, improved 17.3 percent to $0.95 per share.

During the first nine months of fiscal 2007, the Company generated operating cash flow of $45.8 million, which was partially offset by capital expenditures and cash used in connection with the

Company’s IPO. Operating cash flow of $45.8 million decreased from operating cash flow of $54.2 million for the first nine months of fiscal 2006.  The prior year’s higher operating cash flow resulted from unusually high accounts receivable collections.  On December 29, 2006, the Company’s days sales outstanding were 77.0, as compared to 63.6 on December 30, 2005.

Backlog as of December 29, 2006 was $5.8 billion, including $1.2 billion in funded backlog and $4.6 billion in unfunded backlog. Estimated remaining contract value was $8.9 billion as of December 29, 2006.  Both backlog and estimated remaining contract value has increased during fiscal 2007 by $3.2 billion.  During the third quarter 2007, the U.S. Army awarded a contract to provide translation and interpretation services in support of Operation Iraqi Freedom to Global Linguist Solutions, LLC, a joint venture in which the Company has a 51 percent interest.  This contract award contributed $3.3 billion to backlog and estimated contract value.  The incumbent for this program has protested the award of the contract to Global Linguist Solutions LLC.

Fiscal 2007 Guidance

The Company provides the following guidance for its fiscal year ending March 30, 2007, based on its current backlog and management’s estimate of future contract awards.  Revenue has been reduced from a range of $2,100 - $2,200 million to a range of $2,050 - $2,100 million to reflect delays in the timing of new business.  Diluted earnings per share have been increased from $0.43 per share to $0.45 per share to reflect lower non-cash equity compensation and severance expense.

	FY 2007
Revenue	$2,050 - $2,100	M
EBITDA	$161.4	million
Adjusted EBITDA(1)	$170.0	million
Diluted earnings per share	$0.45
Pro forma diluted earnings per share(2)	$0.71
Diluted cash earnings per share(3)	$1.48

(1)                Adjusted EBITDA adds back (i) $0.8 million related to compensation expense associated with consummation of the Company’s IPO; (ii) $2.1 million of non-cash equity-based compensation expense; and (iii) $ 5.7 million of severance expense.

(2)                This guidance excludes (i) certain severance expenses of $5.7 million; (ii) one-time expenses of $10.2 million associated with consummation of the Company’s IPO; (iii) interest expense of $2.9 million associated with the Company’s preferred stock; and (iv) interest expense of $0.8 million associated with subordinated debt retired from IPO proceeds.  The one-time IPO expenses consist of premium costs to redeem preferred stock and subordinated debt of $5.7 million and $2.7 million, respectively, the write-off of deferred financing costs of $1.0 million associated with early retirement of subordinated debt, and compensation expense of $0.8 million related to consummation of the Company’s IPO.

(3)                Cash earnings per share represents pro forma diluted earnings per share plus add backs for amortization of customer-related intangibles (approximately $0.73 per share) and non-cash equity-based compensation (approximately $0.05 per share).

Conference Call

The Company will host a conference call at 8:30 a.m. EST on Thursday, February 8, 2007 to discuss fiscal 2007 third quarter results.  To participate in the conference call, dial (866) 871-0758 and enter conference ID number 5954731.  International callers should dial (706) 634-5249 and enter the same conference ID number above.  A telephonic replay will be available from 9:30 a.m. EST on February 8, 2007 through 11:59 am EST on February 15, 2007.  To access the replay, please dial (800) 642-1687 or (706) 645-9291 and enter the following ID number 5954731.

About DynCorp International

DynCorp International Inc., through its operating company DynCorp International LLC, is a provider of specialized mission-critical technical services, mostly to civilian and military government agencies.  It operates major programs in law enforcement training and support, security services, base operations, aviation services and operations and logistics support worldwide. Headquartered in Falls Church, VA, DynCorp International Inc. has approximately 14,000 employees worldwide.  For more information, visit our website at www.dyn-intl.com.

Reconciliation to GAAP

In addition to the Company’s financial results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP.  Management believes these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company.  Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

For a reconciliation of non-GAAP financial measures to the comparable GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules accompanying this release.

Forward-looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenue and profitability.  All of these forward-looking statements are based on estimates and assumptions made by the Company’s management that, although believed by the Company to be reasonable, are inherently uncertain.  Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of its control that may cause its business, strategy or actual results or events to differ materially from the statements made herein.  These risks and uncertainties may include, but are not limited to, the following: changes in the demand for services the Company provides; additional work awarded under the Civilian Police and International Narcotics and Law Enforcement contracts; pursuit of new commercial business in the U.S. and abroad; activities of competitors including the filing of bid protests; changes in significant operating expenses;

changes in availability of capital; general economic and business conditions in the U.S. and abroad; acts of war or terrorist activities; variations in performance of financial markets; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission.  Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements.  The Company’s actual results could differ materially from those contained in the forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

###

(Financial tables follow)

DYNCORP INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands)

	For the Three Months Ended		For the Nine Months Ended
	Dec. 29, 2006	Dec. 30, 2005	Dec. 29, 2006	Dec. 30, 2005
	(unaudited)		(unaudited)
Revenues	$517,539	$553,561	$1,529,944	$1,418,245
Cost of services (excluding depreciation and amortization disclosed below)	449,680	498,483	1,343,447	1,262,075
Selling, general and administrative	24,949	21,013	82,906	59,874
Depreciation and amortization	10,656	10,563	33,005	32,763
Operating income	32,254	23,502	70,586	63,533

Other expense (income):
Interest and other income	(1,534)	(72)	(2,417)	14
Interest expense	14,554	14,594	44,057	42,278
Interest on mandatory redeemable shares	—	5,903	3,002	14,149
Loss on debt extinguishment(1)	—	—	9,201	—
Income before taxes	19,234	3,077	16,743	7,092
Provision for income taxes	7,640	1,444	8,646	5,607
Net income	$11,594	$1,633	$8,097	$1,485

Earnings per share:
Basic and diluted	$0.20	$0.05	$0.15	$0.05

Average shares outstanding:
Basic and diluted	57,000	32,000 (2)	53,978	32,000 (2)

EBITDA(3)	$44,927	$34,348	$107,657	$96,909
EBITDA margin	8.7%	6.2%	7.0%	6.8%
Adjusted EBITDA(4)	$46,389	$35,346	$115,587	$100,532
Adjusted EBITDA margin	9.0%	6.4%	7.6%	7.1%

Cash earnings per share(5)	$0.40	$0.29	$0.95	$0.81

Operating cash flow	$(20,021)	$(37,610)	$45,787	$54,162

(1)                Represents the premium associated with the redemption of all of the outstanding preferred stock, premium on the redemption of a portion of the senior subordinated notes and write-off of deferred financing costs associated with the early retirement of a portion of the senior subordinated notes.

(2)                Shares were adjusted to reflect the 64-to-1 stock split that occurred prior to the consummation of the IPO.

(3)                EBITDA is a primary component of certain covenants under our senior secured credit facility and is defined as net income before interest expense, income taxes, depreciation and amortization.  We believe that EBITDA is useful to investors as a way to evaluate our ability to incur and service debt, make capital expenditures and meet working capital requirements.  EBITDA does not represent net income or cash flows from operations, as these terms are defined under generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.  EBITDA as presented in this press release is not necessarily comparable to similarly titled measures reported by other companies.

(4)                Adjusted EBITDA is defined as EBITDA plus non-cash equity-based compensation, other compensation expenses of a non-recurring nature and severance related costs.  See Reconciliation of Net Income to EBITDA and Adjusted EBITDA included in the financial table in this press release.

(5)                See Reconciliation of Pro Forma Net Income to Cash Earnings included in the financial table in this press release.

DYNCORP INTERNATIONAL INC.

PRO FORMA FINANCIAL INFORMATION

(Dollars and shares in thousands)

	Three Months Ended Dec. 29, 2006	Adjustments		Pro Forma Three Months Ended Dec. 29, 2006
Revenues	$517,539	$—		$517,539

Cost of services (excluding depreciation and amortization disclosed below)	449,680	—		449,680
Selling, general and administrative	24,949	(990	)(1)	23,959
Depreciation and amortization	10,656	—		10,656
Operating income	32,254	990		33,244

Other expense (income):
Interest and other income	(1,534)	—		(1,534)
Interest expense	14,554	—		14,554
Income before taxes	19,234	990		20,224
Provision for income taxes	7,640	(177	)(2)	7,463
Net income	$11,594	$1,167		$12,761

Earnings per share:
Basic and diluted	$0.20	NA		$0.22

Average shares outstanding:
Basic and diluted	57,000	NA		57,000

(1)                Reflects severance expense for former senior executive.

(2)                Adjusts the Company’s current period effective tax rate to the Company’s sustainable effective tax rate of 36.9%.

DYNCORP INTERNATIONAL INC.

PRO FORMA FINANCIAL INFORMATION

(Dollars and shares in thousands)

	Nine Months Ended Dec. 29, 2006	Adjustments		Pro Forma Nine Months Ended Dec. 29, 2006
Revenues	$1,529,944	$—		$1,529,944

Cost of services (excluding depreciation and amortization disclosed below)	1,343,447	—		1,343,447
Selling, general and administrative	82,906	(6,459	)(1)	76,447
Depreciation and amortization	33,005	—		33,005
Operating income	70,586	6,459		77,045

Other expense (income):
Interest and other income	(2,417)	—		(2,417)
Interest expense	44,057	—		44,057
Interest on mandatory redeemable shares	3,002	(3,002	)(2)	—
Loss on debt extinguishment(3)	9,201	(9,201)		—
Income before taxes	16,743	18,662		35,405
Provision for income taxes	8,646	4,418	(4)	13,064
Net income	$8,097	$14,244		$22,341

Earnings per share:
Basic and diluted	$0.15	NA		$0.39

Average shares outstanding:
Basic and diluted	53,978	3,022	(5)	57,000

(1)                Reflects the incentive compensation expense incurred in connection with the completion of the Company’s IPO in May 2006 and the severance expense for certain former senior executives.

(2)                Represents the decrease in interest expense related to the Company’s preferred stock redeemed in connection with the Company’s IPO.

(3)                Represents the premium associated with the redemption of all of the outstanding preferred stock, the premium on the redemption of a portion of the senior subordinated notes and the write-off of deferred financing costs associated with the early retirement of a portion of the senior subordinated notes.

(4)                Adjusts the Company’s current period effective tax rate to the Company’s sustainable effective tax rate of 36.9%.

(5)                Reflects the adjustment to the shares outstanding subsequent to the IPO, which totaled 57,000.

DYNCORP INTERNATIONAL INC.

PRO FORMA FINANCIAL INFORMATION

(Dollars and shares in thousands)

	Three Months Ended Dec. 30, 2005		Adjustments		Pro Forma Three Months Ended Dec. 30, 2005

Revenues	$553,561		$—		$553,561

Cost of services (excluding depreciation and amortization disclosed below)	498,483		—		498,483
Selling, general and administrative	21,013		—		21,013
Depreciation and amortization	10,563		—		10,563
Operating income	23,502		—		23,502

Other expense (income):
Interest and other income	(72)		—		(72)
Interest expense	14,594		—		14,594
Interest on mandatory redeemable shares	5,903		(5,903	)(1)	—
Income before taxes	3,077		5,903		8,980
Provision for income taxes	1,444		1,870	(2)	3,314
Net income	$1,633		$4,033		$5,666

Earnings per share:
Basic and diluted	$0.05		NA		$0.10

Average shares outstanding:
Basic and diluted	32,000	(3)	25,000	(4)	57,000

(1)                Represents the decrease in interest expense related to the Company's preferred stock redeemed in connection with the Company's IPO.

(2)        Adjusts the Company's current period effective tax rate to the Company's sustainable effective tax rate of 36.9%.

(3)                Shares were adjusted to reflect the 64-to-1 stock split that occurred prior to the consummation of the IPO.

(4)                Represents the adjustment to the shares outstanding subsequent to the IPO, which totaled 57,000.

DYNCORP INTERNATIONAL INC.

PRO FORMA FINANCIAL INFORMATION

(Dollars and shares in thousands)

	Nine Months Ended Dec. 30, 2005		Adjustments		Pro Forma Nine Months Ended Dec. 30, 2005

Revenues	$1,418,245		$—		$1,418,245

Cost of services (excluding depreciation and amortization disclosed below)	1,262,075		—		1,262,075
Selling, general and administrative	59,874		(2,625	)(1)	57,249
Depreciation and amortization	32,763		—		32,763
Operating income	63,533		2,625		66,158

Other expense (income):
Interest and other income	14		—		14
Interest expense	42,278		—		42,278
Interest on mandatory redeemable shares	14,149		(14,149	)(2)	—
Income before taxes	7,092		16,774		23,866
Provision for income taxes	5,607		3,200	(3)	8,807
Net income	$1,485		$13,574		$15,059

Earnings per share:
Basic and diluted	$0.05		NA		$0.26

Average shares outstanding:
Basic and diluted	32,000	(4)	25,000	(5)	57,000

(1)                Reflects the retention bonus expense incurred in connection with the 2005 acquisition of the Company by an entity controlled by Veritas Capital Fund II, L.P. and its affiliates.

(2)                Represents the decrease in interest expense related to the Company’s preferred stock redeemed in connection with the Company’s IPO.

(3)        Adjusts the Company’s current period effective tax rate to the Company’s sustainable effective tax rate of 36.9%.

(4)                Shares were adjusted to reflect the 64-to-1 stock split that occurred prior to the consummation of the IPO.

(5)                Represents the adjustment to the shares outstanding subsequent to the IPO, which totaled 57,000.

DYNCORP INTERNATIONAL INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(Dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended
	Dec. 29, 2006	Dec. 30, 2005	Dec. 29, 2006	Dec. 30, 2005
	(unaudited)		(unaudited)
Net income	$11,594	$1,633	$8,097	$1,485
Provision for income taxes	7,640	1,444	8,646	5,607
Interest expense and loss on debt extinguishment	14,554	20,497	56,260	56,427
Depreciation and amortization	11,139	10,774	34,654	33,390
EBITDA	$44,927	$34,348	$107,657	$96,909
Non-cash equity-based compensation(1)	472	998	1,471	998
Compensation expenses(2)	—	—	781	2,625
Severance expenses(3)	990	—	5,678	—
Adjusted EBITDA	$46,389	$35,346	$115,587	$100,532

(1)                Represents non-cash equity-based compensation expense.

(2)                Represents one-time IPO bonuses and one-time retention bonuses paid to certain members of management.

(3)                Represents severance expense related to certain former senior executives.

DYNCORP INTERNATIONAL INC.

RECONCILIATION OF PRO FORMA NET INCOME TO CASH EARNINGS

(Dollars and shares in thousands)

	For the Three Months Ended		For the Nine Months Ended
	Dec. 29, 2006	Dec. 30, 2005	Dec. 29, 2006	Dec. 30, 2005
	(unaudited)		(unaudited)
Pro forma net income	$12,761	$5,666	$22,341	$15,059
Amortization of intangibles	9,847	10,015	30,372	30,046
Non-cash equity-based compensation	472	998	1,471	998
Cash earnings	$23,080	$16,679	$54,184	$46,103

Earnings per share:
Basic and diluted	$0.40	$0.29	$0.95	$0.81

Average shares outstanding:
Basic and diluted(1)	57,000	57,000	57,000	57,000

(1)                Represents the adjustment to the shares outstanding subsequent to the IPO, which totaled 57,000.

DYNCORP INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the Nine Months Ended
	Dec. 29, 2006	Dec. 30, 2005
	(unaudited)
Cash flows from operating activities:
Net income	$8,097	$1,485
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Depreciation and amortization	34,654	33,390
Premium paid on redemption senior subordinated notes	2,657	—
Premium paid on redemption of preferred stock	5,717	—
Non-cash interest expense (redeemable preferred stock dividends)	—	14,149
Deferred financing cost amortization	3,154	2,141
(Recovery) provision of losses on accounts receivable	(4,679)	683
Income from equity joint ventures	(951)	81
Deferred income taxes	(8,116)	(6,187)
Non-cash equity-based compensation	1,471	998

Changes in current assets and liabilities
Accounts receivable	(3,754)	30,862
Prepaid expenses and other current assets	(166)	(3,058)
Accounts payable and accruals	12,008	(23,283)
Redeemable preferred stock dividend	(3,695)	—
Income taxes payable	(610)	2,901
Net cash provided by operating activities	45,787	54,162

Cash flows from investing activities:
Purchase of property and equipment	(3,679)	(1,338)
Proceeds from sale of equipment	—	11
Payment for computer software upgrade	(2,068)	(2,153)
Other assets	374	(58)
Net cash used in investing activities	(5,373)	(3,538)

Cash flows from financing activities:
Proceeds from equity offering, net	346,446	—
Payments on credit facility	(29,694)	(35,000)
Payments on acquisition debt	—	(2,587)
Redemption of preferred stock	(216,126)	—
Special dividend	(100,000)	—
Premium paid on redemption senior subordinated notes	(2,657)	—
Premium paid on redemption of preferred stock	(5,717)	—
Payment of deferred financing costs	(640)	(1,225)
Borrowings related to prepaid insurance, net	2,737	—
Purchase of interest rate cap	—	(483)
Net cash used in financing activities	(5,651)	(39,295)

Net increase in cash and cash equivalents	34,763	11,329
Cash and cash equivalents, beginning of period	20,573	13,474
Cash and cash equivalents, end of period	$55,336	$24,803

DYNCORP INTERNATIONAL INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, expect per share amount)

	Dec. 29, 2006	March 31, 2006
	(unaudited)
Current Assets:
Cash and cash equivalents	$55,336	$20,573
Receivables, net of allowances for doubtful accounts of $2,728 and $8,479 at December 29, 2006 and March 31, 2006, respectively	446,735	437,947
Other receivables	1,893	2,248
Deferred tax asset	7,491	795
Prepaid expenses and other current assets	49,495	43,733
Total current assets	560,950	505,296

Property and equipment at cost, less accumulated depreciation of $2,649 and $1,296 at December 29, 2006 and March 31, 2006, respectively	11,238	8,769

Other assets:
Goodwill	420,180	420,180
Tradename	18,318	18,318
Customer related intangibles, net of accumulated amortization of $72,750 and $43,471 at December 29, 2006 and March 31, 2006, respectively	217,631	246,910
Other intangibles, net of accumulated amortization of $6,450 and $3,672 at December 29, 2006 and March 31, 2006, respectively	6,743	7,453
Deferred financing costs, net of accumulated amortization of $5,428 and $3,261 at December 29, 2006 and March 31, 2006, respectively	14,955	17,469
Deferred income taxes	12,938	11,518
Other assets	1,918	3,176
Total other assets	692,683	725,024
Total assets	$1,264,871	$1,239,089

Current Liabilities:
Current portion of long-term debt	$3,450	$2,588
Current portion of other long-term liabilities	301	—
Accounts payable and accrued expenses	125,935	143,668
Accrued payroll and employee costs	78,876	65,586
Other accrued expenses	55,241	33,845
Income taxes	7,648	8,280
Total current liabilities	271,451	253,967

Long-term debt—less current portion	628,407	658,963
Other long-term liabilities	5,742	—
Shares subject to mandatory redemption Series A preferred stock, stated value $195,550; 350,000 shares authorized; 190,550 shares issued and outstanding at March 31, 2006; none at December 29, 2006; redemption value of $219,821 at March 31, 2006	—	219,821

Commitments and contingencies

Shareholders’ equity
Preferred Stock, $0.01 par value—50,000,000 shares authorized; no shares outstanding	—	—
Common Stock, $0.01 par value—232,000,000 shares and 32,000,000 authorized; 57,000,000 shares and 32,000,000 shares issued and outstanding at December 29, 2006 and March 31, 2006, respectively	570	320
Additional paid-in capital	350,832	102,097
Retained earnings	8,097	4,139
Accumulated other comprehensive loss	(228)	(218)
Total shareholders’ equity	359,271	106,338
Total liabilities and shareholders’ equity	$1,264,871	$1,239,089

DYNCORP INTERNATIONAL INC.

OTHER CONTRACT DATA

(Dollars in millions)

	At or for the period ended
	Dec. 29, 2006	March 31, 2006
Backlog(1):
Funded backlog	$1,248	$1,024
Unfunded backlog	4,553	1,617
Total backlog	$5,801	$2,641

Estimated remaining contract value(2)	$8,944	$5,727

(1)                Backlog consists of orders and options under our contracts.  We define contracted backlog as the estimated value of contract awards received from customers that have not been recognized as sales.  Our backlog consists of funded and unfunded backlog.  Funded backlog is based upon amounts actually appropriated by a customer for payment of goods and services less actual revenue recorded as of the measurement date under that appropriation.  Unfunded backlog is the actual dollar value of unexercised contract options.  Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years.  These options may be exercised at the sole discretion of the customer.  It has been our historical experience, however, that the customer has exercised contract options.

(2)                Estimated remaining contract value represents the aggregate contract revenue we estimate will be earned over the remaining life of certain contracts.  When more than one company is awarded a contract for a given work requirement, we include in estimating remaining contract value only our estimate of the contract revenue we expect to earn over the remaining term of the contract.  Funded backlog is based upon amounts actually appropriated by a customer for payment for goods and services.  Because the U.S. federal government operates under annual appropriations, agencies of the U.S. federal government typically fund contracts on an incremental basis.  Accordingly, the majority of the estimated remaining contract value is not funded backlog.  Our estimated remaining contract value is based on our experience under contracts and we believe our estimates are reasonable.  However, there can be no assurance that our existing contracts will result in actual revenues in any particular period or at all.  These amounts could vary depending upon government policies, government budgets, appropriations and the outcome of protested contract awards.